UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2010

SERVISFIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53149	26-0734029
(Commission File Number)	(IRS Employer Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of Principal Executive Offices)	(Zip Code)

(205) 949-0302
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 4, 2010, ServisFirst Bancshares, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders.  At such meeting, the stockholders of the Company elected six directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified and ratified the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors for the fiscal year ending December 31, 2010.  The votes cast on such matters were as follows:

Proposal 1
Election of Directors

Nominee	For	Withhold	Abstain
Stanley M. Brock	3,059,171	--	27,320
Thomas A. Broughton III	3,059,171	--	27,320
Joseph R. Cashio	3,054,171	--	32,320
James J. Filler	3,059,171	--	27,320
Michael D. Fuller	3,059,171	--	27,320
Hatton C.V. Smith	3,048,455	--	38,036

Proposal 2
Ratification of Independent Auditors

For	Against	Abstain
3,056,491	19,000	11,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Date: May 5, 2010	By:	/s/ Thomas A. Broughton III
Thomas A. Broughton III
Chief Executive Officer